Exhibit 5.4

[Dinsmore & Shohl, LLP Letterhead]

May 11, 2018

CrossAmerica Partners LP

600 West Hamilton Street, Suite 500

Allentown, PA 18101

Ladies and Gentlemen:

We have acted as special West Virginia counsel to M & J Operations, LLC, a West Virginia limited liability company (the “West Virginia Guarantor”), in connection with the registration statement on Form S-3, File No. 333-214713 (the “Registration Statement”), including the preliminary prospectus included therein (the “Prospectus”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), by the following: CrossAmerica Partners LP, a Delaware limited partnership (the “Partnership”), and CrossAmerica Finance Corp., a Delaware corporation (“Finance Corp.”), as well as Lehigh Gas Wholesale LLC, a Delaware limited liability company, Lehigh Gas Wholesale Services, Inc., a Delaware corporation, LGP Realty Holdings LP, a Delaware limited partnership, LGP Realty Holdings GP LLC, a Delaware limited liability company, LGP Operations LLC, a Delaware limited liability company, Minnesota Nice Holdings Inc. a Delaware corporation, CAP Operations, Inc., a Delaware corporation, NTI Drop Down One, LLC, a Delaware limited liability company, NTI Drop Down Two, LLC, a Delaware limited liability company, NTI Drop Down Three, LLC, a Delaware limited liability company, CAP West Virginia Holdings, LLC, a Delaware limited liability company (collectively, the “Delaware Guarantors”), Erickson Oil Products, Inc. and Freedom Value Centers, Inc., each a Wisconsin corporation (collectively, the “Wisconsin Guarantors”), the West Virginia Guarantor , Express Lane, Inc., a Florida corporation (the “Florida Guarantor”) and Petroleum Marketers, Incorporated, PM Terminals, Inc., PM Properties, Inc. and Stop in Food Stores, Inc., each a Virginia corporation (collectively, the “Virginia Guarantors” and, together with the Delaware Guarantors, the Wisconsin Guarantors, the West Virginia Guarantor and the Florida Guarantor, collectively the “Guarantors”). The Registration Statement relates to the offer and sale by the Partnership, Finance Corp. and the Guarantors, as applicable, from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of up to $500,000,000 of securities consisting of:

(1) common units representing limited partner interests in the Partnership (the “Common Units”);

(2) other classes of units representing limited partner interests in the Partnership (the “Other Units”);

(3) senior debt securities or subordinated debt securities consisting of notes, debentures or other evidences of indebtedness of the Partnership (collectively, the “Debt Securities”) which may be co-issued by Finance Corp., in one or more series, under the senior indenture (the “Senior Indenture”) or the subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) proposed to be entered into between the Partnership and Finance Corp. and a trustee (the “Trustee”), the forms of which are filed as exhibits to the Registration Statement; and

(4) guarantees of the Debt Securities by the Delaware Guarantors (the “Delaware Guarantees”), the Wisconsin Guarantors (the “Wisconsin Guarantees”), the West Virginia Guarantor (the “West Virginia Guarantee”), the Florida Guarantor (the “Florida Guarantee”), and the Virginia Guarantors (the “Virginia Guarantees” and, together with the Delaware Guarantees and the Florida Guarantee, the “Guarantees”).

The Common Units, Other Units, Debt Securities and Guarantees are collectively referred to herein as the “Offered Securities.” The Registration Statement provides that the Offered Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

CrossAmerica Partners LP

May 11, 2018

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, including the Prospectus;

(ii)	the form of the Senior Indenture;

(iii)	the form of the Subordinated Indenture;

(iv)	resolutions of CrossAmerica GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Finance Corp. and the West Virginia Guarantor on October 24, 2016, 2016 relating to the registration of the Offered Securities and related matters;

(v)	the Certificate of Limited Partnership of the Partnership, certified by the Secretary of State of the State of Delaware as of May 9, 2018 and the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Partnership Agreement”);

(vi)	the articles of organization of the West Virginia Guarantor, as certified by the West Virginia Secretary of State, and the limited liability agreement of the West Virginia Guarantors, as amended to date;

(vii)	a certificate of the Secretary of State of the State of West Virginia as to the formation and good standing of the West Virginia Guarantor under the laws of the State of West Virginia, dated as of May 9, 2018; and

(viii)	the Secretary’s Certificate, dated as of May 11, 2018, of the West Virginia Guarantor, certifying as to, among other things, the limited liability company agreement of the West Virginia Guarantor, as in effect as of such date; and

(ix)	such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making our examination, we have assumed and not verified that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (vi) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; (vii) a prospectus supplement will have been prepared and filed with the SEC describing the Offered Securities offered thereby; (viii) the Indentures relating to the Debt Securities will each be duly authorized, executed and delivered by the parties thereto; (ix) each of the Partnership, Finance Corp., the Delaware Guarantors, the Wisconsin Guarantors, the and the Virginia Guarantors is duly organized or incorporated and is validly existing and in good standing under the laws of the State of Delaware, the State of Wisconsin and the Commonwealth of Virginia, respectively; (x) the Florida Guarantor is duly incorporated and is validly existing and in good standing under the laws of the State of Florida; (xi) each Virginia Guarantor is duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia; (xii) each Wisconsin Guarantor is duly incorporated and is validly existing and in good standing under the laws of the State of Wisconsin; (xiii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (xiv) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered will have been duly authorized and

CrossAmerica Partners LP

May 11, 2018

validly executed and delivered by the Partnership and the other parties thereto; and (xv) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise. Additionally, we have, with your consent, assumed and not verified that each of LGP Realty Holdings, LP (“LGPRH”), a Delaware limited partnership and the 100% owner of the West Virginia Guarantor, LGP Operations, LLC (“LGPO”), a Delaware limited liability company and the 99% owner of LGPRH, LGP Realty Holdings, LLC, a Delaware limited liability company and the 1% owner of LGPRH, the Partnership and Finance Corp., have each taken all actions, and signed all documents and instruments, in a manner consistent with and permitted by each of their respective organizational, charter, governing and/or constitutional documents, which we have not reviewed or inspected in any manner, necessary to (a) authorize and approve the execution, filing and performance, as applicable, of the Registration Statement, Prospectus, the forms of Indenture, and all other documents, instruments or filings contemplated by and necessary to effect the transactions contemplated by the Registration Statement, and (b) permit and authorize the West Virginia Guarantor to do the same. In making the assumption set forth in the immediately preceding sentence, we have relied on the accuracy and completeness of the representations and warranties set forth in the Registration Statement, Prospectus, forms of Indenture and other documents and instruments contemplated thereby and therein.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1. The West Virginia Guarantor is a limited liability company validly existing and in good standing under the laws of the State of West Virginia.

2. The West Virginia Guarantor has the limited liability company power and authority to guarantee the payment of the principal and premium, if any, of and interest on any Debt Securities issued under the Indentures.

3. With respect to the West Virginia Guarantee, assuming the taking of all necessary limited liability company action to approve the issuance and terms of the West Virginia Guarantee to be issued by the West Virginia Guarantor and related matters by the members, the manager or managers or the duly authorized officers of the West Virginia Guarantor, in conformity with the Organizational Documents of the West Virginia Guarantor, each as amended through such time, the execution and delivery by the West Virginia Guarantor of the applicable Indenture and the performance of its obligations thereunder, including guaranteeing the Debt Securities in accordance with the provisions of the applicable Indenture, shall have been duly authorized by the West Virginia Guarantor.

The opinions expressed herein are qualified in the following respects:

1. This opinion is limited in all respects to the laws of the State of West Virginia. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

2. We express no opinion as to the enforceability of provisions of the Guarantees that (a) bind the West Virginia Guarantor as principal obligor or (b) preserve the obligations of the West Virginia Guarantor despite any modification of the principal obligations in a manner prejudicial to the West Virginia Guarantor without its consent or the illegality, invalidity or unenforceability of the principal obligations against the principal obligors for reasons other than their bankruptcy or incapacity.

3. With respect to the opinion stated herein, we have relied upon representations made to us in the certificates from officers of the Partnership and the West Virginia Guarantor.

4. We express no opinion concerning any waiver of the right of subrogation contained in the Guarantees as well as certain other waivers contained therein that cannot be effectively waived under applicable law. We express no opinion as to the effectiveness of any provisions in the Guarantees purporting to automatically reinstate any indebtedness that is subject to avoidance as a preference or fraudulent conveyance in any bankruptcy action.

CrossAmerica Partners LP

May 11, 2018

5. We express no opinion as to the effect, due execution, delivery or enforceability of the documents described herein, or any provision contained within any such document. Furthermore, no opinion whatsoever is expressed herein as to compliance by any party, person or entity with any state blue sky laws or with antifraud or other provisions of any federal or state securities laws.

6. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder. DLA Piper LLP (US) is authorized to rely upon this opinion letter in connection with the Registration Statement as if such opinion letter were addressed and delivered to it on the date hereof.

Sincerely,

/s/ Dinsmore & Shohl, LLP